Exhibit 99.2

F-1

KEEMO FASHION GROUP LIMITED

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2025 (UNAUDITED) AND JULY 31, 2025 (AUDITED)

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

	As of December 31, 2025 (the “Group”)	As of July 31, 2025 (the “Company”)
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$23,842	$3,088
Account receivables, net	40	-
Prepayment	7,493	-
TOTAL CURRENT ASSETS	31,375	3,088

NON-CURRENT ASSET
Goodwill	293,499	-
TOTAL NON-CURRENT ASSET	293,499	-

TOTAL ASSETS	$324,874	$3,088

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Other payable and accrued liabilities	5,705	8,765
Deferred revenue	45,248	-
Due to related parties	544,317	76,389
TOTAL CURRENT LIABILITIES	595,270	85,154

TOTAL LIABILITIES	$595,270	$85,154

SHAREHOLDERS’ EQUITY
Common stock – Par value $ 0.001; Authorized: 75,000,000 shares; Issued and outstanding: 55,000,000 as of December 31, 2025 and July 31, 2025	$5,500	$5,500
Additional paid in capital	25,317	26,600
Accumulated other comprehensive loss	(11,803)	-
Accumulated deficit	(289,410)	(114,166)
TOTAL SHAREHOLDERS’ EQUITY	$(270,396)	$(82,066)
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$324,874	$3,088

The accompanying notes are an integral part of these financial statements.

F-2

KEEMO FASHION GROUP LIMITED

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE FIVE MONTHS ENDED DECEMBER 31, 2025 AND 2024

(UNAUDITED)

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

	Five Months Ended December 31,
	2025	2024

REVENUE	$-	$9,958

COST OF SERVICE	-	4,991

GROSS PROFIT	-	4,967

GENERAL AND ADMINISTRATIVE EXPENSES	(22,541)	(17,983)

LOSS FROM OPERATIONS	(22,541)	(13,016)

OTHER INCOME	-	-

LOSS FROM OPERATIONS BEFORE INCOME TAX	(22,541)	(13,016)

INCOME TAX EXPENSES	-	-

NET LOSS	(22,541)	(13,016)

OTHER COMPREHENSIVE (LOSS)	(11,803)	-

TOTAL COMPREHENSIVE LOSS	$(34,344)	$(13,016)

NET LOSS PER SHARE - BASIC AND DILUTED	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	55,000,000	55,000,000

F-3

KEEMO FASHION GROUP LIMITED

CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY

FOR THE FIVE MONTHS ENDED DECEMBER 31, 2025 AND 2024

(UNAUDITED)

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

	COMMON STOCK					ACCUMULATED
	NUMBER OF SHARES	AMOUNT	ADDITIONAL PAID-IN CAPITAL	SUBSCRIPTION RECEIVABLE	ACCUMULATED DEFICIT	OTHER COMPREHENSIVE LOSS	TOTAL SHAREHOLDERS’ DEFICIT
Balance as of July 31, 2025	55,000,000	$5,500	$26,600	$-	$(114,166)	$-	$(82,066)
Equity assumed on acquisition	-	-	50,000	(51,283)	-	-	(1,283)
Net between subscription receivables and additional paid-in capital	-	-	(51,283)	51,283	-	-	-
Net liabilities recognized through prior acquisition	-	-	-	-	(41,014)	-	(41,014)
Net liabilities recognized through common control	-	-	-	-	(111,689)	-	(111,689)
Net loss	-	-	-	-	(22,541)	-	(22,541)
Foreign currency translation adjustment	-	-	-	-	-	(11,803)	(11,803)
Balance as of December31, 2025	55,000,000	$5,500	$25,317	$-	$(289,410)	$(11,803)	$(270,396)

F-4

	COMMON STOCK		ADDITIONAL
	Number of shares	Amount	PAID-IN CAPITAL	ACCUMULATED DEFICIT	TOTAL EQUITY
Balance as of July 31, 2024	55,000,000	$5,500	$26,600	$(81,045)	$(48,945)
Net loss	-	-	-	(13,016)	(13,016)
Balance as of December 31, 2024	55,000,000	$5,500	$26,600	$(94,061)	$(61,961)

Comparative quarters reflect standalone parent only (unconsolidated). Consolidation began in quarter ended October 31, 2025.

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-5

KEEMO FASHION GROUP LIMITED

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE FIVE MONTHS ENDED DECEMBER 31, 2025 and 2024

(UNAUDITED)

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

	For the Five months ended December 31,
	2025 (the “Group”)	2024 (the “Company”)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(22,541)	$(13,016)
Changes in operating assets and liabilities:
Inventory	-	(91)
Prepayment	(7,472)	3,466
Deferred revenue	(1,801)	-
Other payable and accrued liabilities	(6,623)	(7,500)

Net cash used in operating activities	(38,437)	(17,141)

CASH FLOWS FROM INVESTING ACTIVITY
Acquisition of subsidiary, net of cash acquired	29,687	-

Net cash generated from investing activity	29,687	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceed from issuance of shares	-	-
Advance from related parties	1,215	-
Advance from director	26,023	20,233
Advance from shareholders	1,769	-

Net cash generated from financing activities	29,007	20,233

Effect of exchange rate changes in cash and cash equivalents	497	-

Net increase in cash and cash equivalents	20,754	3,092
Cash and cash equivalents, beginning of period	3,088	19,421

CASH AND CASH EQUIVALENTS, END OF PERIOD	$23,842	$22,513

SUPPLEMENTAL CASH FLOWS INFORMATION
Income taxes paid	$-	$-
Interest paid	$-	$-

The accompanying notes are an integral part of these financial statements.

F-6

KEEMO FASHION GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE FIVE MONTHS ENDED DECEMBER 31, 2025 AND 2024 (UNAUDITED)

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

1. ORGANIZATION AND BUSINESS BACKGROUND

KEEMO Fashion Group Limited, a Nevada corporation, (herein referred as “the Company”) was incorporated under the laws of the State of Nevada on April 22, 2022.

KEEMO Fashion Group Limited is headquartered in Shenzhen, People Republic of China (herein referred as (“China”). We primarily operate in men and women apparel and garment trading business, focusing on wholesaling to distributors mainly based in Asian countries, sourcing directly from manufacturers in China. We do not maintain and operate any production and manufacturing of apparel facility or machine and equipment.

The Company’s executive office is located at 69, Wanke Boyu, Xili Liuxin 1st Rd, Nanshan District, Shenzhen, Guangdong 518052, China.

On July 25, 2024, the Board of Directors approved a ten-for-one (10:1) forward stock split (the “Forward Split”) of the Company’s common stock, par value $0.001 per share. The Company filed a Certificate of Amendment and Restated Certificate of Incorporation (the “Certificate of Amendment”) to effect the forward stock split with the Secretary of State of Nevada on August 2, 2024. The Forward Split became effective on August 8, 2024 and our common stock began trading on a split-adjusted basis on August 9, 2024. Concurrently with the effectiveness of the split, the issued and outstanding shares of common stock increased from 5,500,000 to 55,000,000, which is proportional to the ratio of the split. All share and per share amounts presented herein have been retroactively adjusted to reflect the impact of the Forward Split.

Acquisition of GW Reader Holding Limited and its Subsidiaries

On May 26, 2025, the Company entered into a Material Definitive Agreement, pursuant to a Share Purchase Agreement (the “Agreement”) with Guang Wen Global Group Limited (the “Seller”), a company incorporated in the British Virgin Islands. Under the terms of the Agreement, the Company agreed to acquire 100% of the issued and outstanding shares of GW Reader Holding Limited (“GW Reader Holding”), a company incorporated on October 12, 2023 in the Cayman Islands and a wholly-owned subsidiary of the Seller. Through this acquisition, the Company would also obtain ownership of all assets held by GW Reader Holding, including its two wholly-owned subsidiaries: Willing Read Culture Technology Co., Limited (“Willing Read”), incorporated on May 6, 2024 in Hong Kong, and GW Reader Sdn. Bhd. (“GW Reader”), incorporated on October 30, 2020 in Malaysia.

F-7

On September 2, 2025, the Company completed the acquisition of GW Reader Holding. Upon closing, the Company became the sole direct shareholder of GW Reader Holding and, through this ownership structure, obtained 100% indirect ownership of Willing Read and GW Reader.

As of the issuance date of this financial report, the details of the Company’s subsidiaries are as follows. All subsidiaries of the Group are wholly-owned by the Company.

Name of Entity	Date of Incorporation	Place of Incorporation	% of Ownership	Principal Activities
GW Reader Holding Limited (“GW Reader Holding”)	October 12, 2023	Cayman Islands	100%	Investment holding
Willing Read Culture Technology Co., Limited (“Willing Read”)	May 6, 2024	Hong Kong	100%	Investment holding
GW Reader Sdn. Bhd. (“GW Reader”)	October 30, 2020	Malaysia	100%	Digital publishing

During the financial period, following the acquisition of new subsidiaries, the Company also ventured into the digital publishing business. This includes providing users with access to paid digital content such as web-novels and e-books, where users purchase virtual currency (“Coins”) to redeem for specific content.

Business of GW Reader Sdn. Bhd.

GW Reader operates a digital publishing platform specializing in serialized online fiction for a global audience. Through its proprietary mobile application and website, the company develops, sources, and distributes original and translated content across popular genres such as romance, fantasy, and action. GW Reader uses a “pay-per-chapter” microtransaction model in which users purchase tokens to unlock individual episodes. This model offers readers flexibility while supporting ongoing content creation.

As of the reporting date, the Company operates two primary business segments:

1.	Apparel Trading Business – conducted through KEEMO Fashion Group Limited in China.

2.	Digital Publishing Business – conducted through GW Reader Sdn. Bhd. in Malaysia.

F-8

2. Basis of Presentation

The condensed consolidated financial statements of the Company have been prepared in accordance with the generally accepted accounting principles in the United States of America (“U.S. GAAP”) and regulations of the Securities and Exchange Commission (the “SEC”).

The Company has adopted July 31 as its fiscal year end.

On September 2, 2025, the Company completed the acquisition of GW Reader Holding, Willing Read and GW Reader (“GW Reader Holding Group”) from its major shareholder. No consideration was paid. As the transfer represents a transaction between entities under common control in accordance with ASC 805-50, Business Combinations (“ASC 805-50”) the assets and liabilities of GW Reader Holding Group were recognized at their historical carrying amounts on the date of combination.

The accompanying condensed consolidated financial statements include the results of GW Reader Holding Group from September 2, 2025 onwards. The Company did not have subsidiaries requiring consolidation in prior periods. Accordingly, comparative prior-period financial information is presented on a standalone (parent-only) basis and has not been restated.

The condensed consolidated financial statements include the accounts of the Company and its subsidiaries and all intercompany transactions and balances have been eliminated. Acquired businesses are included in the condensed consolidated financial statements from the date on which control is transferred to the Company.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Going Concern

For the five months ended December 31, 2025, the Company incurred a net loss of $22,541 and the current liabilities of the Company exceeded its current assets by $563,895 and has a shareholders’ deficits of $270,396. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company’s profit generating operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. These condensed consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company expects to finance its operations primarily through continuing financial support from a shareholder. In the event that the Company require additional funding to finance the growth of the Company’s current and expected future operations as well as to achieve our strategic objectives, the shareholder has indicated the intent and ability to provide additional financing.

Use of Estimates and Significant Judgements

Management uses estimates and judgements in preparing these condensed consolidated financial statements in accordance with US GAAP. These estimates and judgements affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenue and expenses during the periods presented. Actual results may differ from these estimates. In particular, management made the judgement that the acquisition of GW Reader Holding Group from the Company’s major shareholder qualifies as a common-control transaction under ASC 805-50. Accordingly, the assets and liabilities of GW Reader Holding Group were recognized at their historical carrying amounts, consolidation began on the completion date of September 2, 2025, and prior periods were not restated.

Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

F-9

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers (“ASC 606”). Under ASC 606, revenue is recognized when control of the promised goods or services is transferred to the customer in an amount that reflects the consideration the Company expects to receive. The Company applies the following five-step model to all revenue arrangements:

(i) identification of the promised goods and services in the contract;

(ii) determination of whether the promised goods and services are performance obligations, including whether they are distinct in the context of the contract;

(iii) measurement of the transaction price, including the constraint on variable consideration;

(iv) allocation of the transaction price to the performance obligations; and

(v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company generates revenue from two primary sources:

(i) Apparel trading business; and

(ii) Digital publishing business.

Apparel trading business

The Company engages in the wholesale distribution of apparel products. Revenue is recognized when control of the goods transfers to the customer, which generally occurs upon delivery. The Company’s performance obligation in these arrangements is the transfer of apparel products. The Company does not have significant variable consideration in its wholesale operations.

Digital publishing business

The Company provides users with access to paid digital content, including web-novels and e-books. Users purchase virtual currency (“Coins”), which is subsequently redeemed for access to specific content. The Company’s performance obligation is to provide access to the selected content.

Revenue is recognized based on the usage of Coins by users, as such usage represents a faithful depiction of the transfer of services.

The Company has determined that it is the principal in the majority of Paid Content transactions because it controls the monetization and availability of content, has discretion in establishing pricing, is responsible for customer service, and controls the promotion and presentation of content. Accordingly, revenue is recognized gross, and amounts retained by content creators are recorded as expenses.

Deferred Revenue

Deferred revenue is recorded when the Company entered into a contract with a customer and cash payments are received or due prior to transfer of control or satisfaction of the related performance obligation.

F-10

Credit losses

The Company estimates and records a provision for its expected credit losses related to its financial instruments, including its trade receivables. Management considers historical collection rates, the current financial status of the Company’s customers, macroeconomic factors, and other industry-specific factors when evaluating current expected credit losses. Forward-looking information is also considered in the evaluation of current expected credit losses. However, because of the short time to the expected receipt of accounts receivable, management believes that the carrying value, net of expected losses, approximates fair value and therefore, relies more on historical and current analysis of such financial instruments, including its trade receivables.

To determine the provision for credit losses for accounts receivable, the Company has disaggregated its accounts receivable by class of customer at the business component level, as management determined that risk profile of the Company’s customers is consistent based on the type and industry in which they operate. Each business component is analyzed for estimated credit losses individually. In doing so, the Company establishes a historical loss matrix, based on the previous collections of accounts receivable by the age of such receivables, and evaluates the current and forecasted financial position of its customers, as available. Further, the Company considers macroeconomic factors and the status of the relevant industry to estimate if there are current expected credit losses within its trade receivables based on the trends of the Company’s expectation of the future status of such economic and industry-specific factors. Also, specific allowance amounts are established based on review of outstanding invoices to record the appropriate provision for customers that have a higher probability of default.

As of December 31, 2025, there were no allowances for credit losses recorded against accounts receivable.

Cost of Revenue

In accordance with ASC 340-40, Contracts with Customers (“ASC 340-40”) and ASC 606, the Company recognizes cost of revenue as those costs directly attributable to the delivery of its services and the generation of revenue.

Apparel trading business

Cost of revenue includes the cost of purchasing apparel products and freight or handling costs directly associated with fulfilling customer orders.

Cost of revenue does not include indirect expenses such as general administrative expenses and marketing-related costs.

Digital publishing business

Cost of revenue primarily consists of service charges imposed by a third-party collection company that processes and remits customer payments. These charges are deducted from gross collections and are recognized in the period in which the related revenue is earned.

Cost of revenue does not include indirect costs such as general administrative expenses or marketing-related costs.

F-11

Net (Loss) Income Per Share

The Company calculates net (loss) income per share in accordance with ASC 260, Earnings per Share (“ASC 260”). Basic (loss) income per share is computed by dividing the net (loss) income by the weighted-average number of common shares outstanding during the period. Diluted income per share is computed similar to basic (loss) income per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive.

As of December 31, 2025, the Company has no potentially dilutive securities, such as options or warrants, outstanding.

Income Taxes

The Company accounts for income taxes using the asset and liability method prescribed by ASC 740, Income Taxes (“ASC 740”). Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the years in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date. The Company also adopted ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures”, which requires disaggregated information about the reporting entity’s effective tax rate reconciliation as well as information on income taxes paid.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclosed in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations and comprehensive income (loss).

The functional currency of the Company is the United States Dollars (“US$” or “US dollars”) and the accompanying condensed consolidated financial statements have been expressed in US dollars. In addition, the Company’s subsidiary maintains its books and record in Malaysia Ringgit (“MYR”), United States Dollars (“US$”) and Hong Kong Dollars (“HK$”), which is the respective functional currency as being the primary currency of the economic environment in which the entity operates.

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US dollars are translated into US dollars, in accordance with ASC 830-30, Translation of Financial Statement (“ASC 830-30”), using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income.

F-12

Translation of amounts from the local currency of the Company into US$1 has been made at the following exchange rates for the respective periods:

	For the five months ended December 31,
	2025	2024
Period-end MYR : US$1 exchange rate	4.06	4.47
Period-average MYR : US$1 exchange rate	4.18	4.37
Period-end HK$ : US$1 exchange rate	7.78	7.77
Period-average HK$ : US$1 exchange rate	7.79	7.78

Related Parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Fair Value Measurement

ASC 820, Fair Value Measurements and Disclosures (“ASC 820”), which defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The statement clarifies that the exchange price is the price in an orderly transaction between market participants to sell the asset or transfer the liability in the market in which the reporting entity would transact for the asset or liability, that is, the principal or most advantageous market for the asset or liability. It also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and that market participant assumptions include assumptions about risk and effect of a restriction on the sale or use of an asset.

This ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2: Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability; and

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

Segment Reporting

The Company follows the guidance of ASC 280, Segment Reporting (“ASC 280”), which establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about services categories, business segments and major customers in financial statements. For the five months ended December 31, 2025, the Company has two reportable segments based on business unit, apparel and garment trading business and digital publishing business and two reportable segments based on country, China and Malaysia. The Company also adopted ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures”, which expands annual and interim disclosure requirements for reportable segments, primarily through enhanced disclosures about significant segment expenses.

F-13

Recently Issued Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07 “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures” which expands annual and interim disclosure requirements for reportable segments, primarily through enhanced disclosures about significant segment expenses. The ASU 2023-07 is effective for annual reporting periods beginning after December 15, 2023 and interim periods in fiscal years beginning after December 15, 2024, and early adoption is permitted. The Company is currently evaluating the impact of this ASU may have on its condensed consolidated financial statements and related disclosures.

In December 2023, the FASB issued ASU 2023-09 “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” to expand the disclosure requirements for income taxes, specifically related to the rate reconciliation and income taxes paid. The ASU 2023-09 is effective for annual reporting periods beginning after December 15, 2024, and early adoption is permitted. The Company is currently evaluating the impact of this ASU may have on its condensed consolidated financial statements and related disclosures.

In November 2024, the FASB issued ASU 2024-03 “Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40) Disaggregation of Income Statement Expenses”. The guidance in ASU 2024-03 requires public business entities to disclose in the notes to the financial statements, among other things, specific information about certain costs and expenses including purchases of inventory; employee compensation; and depreciation, amortization and depletion expenses for each caption on the income statement where such expenses are included. ASU 2024-03 is effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted, and the amendments may be applied prospectively to reporting periods after the effective date or retrospectively to all periods presented in the financial statements. The Company is currently evaluating the provisions of this guidance and assessing the potential impact on the Company’s condensed consolidated financial statement disclosures.

In March 2025, the FASB issued ASU 2025-02, “Liabilities (Topic 405): Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 122”, which removes certain SEC guidance related to obligations to safeguard crypto-assets. The Company does not engage in activities involving crypto-assets; therefore, the adoption of this ASU is not expected to have a material impact on its condensed consolidated financial statements.

In May 2025, the FASB issued ASU 2025-04, “Compensation—Stock Compensation (Topic 718) and Revenue from Contracts with Customers (Topic 606): Clarifications to Share-Based Consideration Payable to a Customer”, which amends ASC 718 and ASC 606 to (i) expand the definition of a performance condition to include vesting tied to a customer’s own purchases or the purchases of the customer’s customers, (ii) require entities to estimate expected forfeitures, and (iii) clarify that the variable consideration guidance in ASC 606 does not apply to share-based consideration payable to a customer. The amendments are effective for annual and interim periods beginning after December 15, 2026, with early adoption permitted. The Company is currently evaluating the impact of this guidance on the Company’s condensed consolidated financial statements.

In December 2025, the FASB issued ASU 2025-11, “Interim Reporting (Topic 270): Narrow-Scope Improvements”. The amendments clarify the scope of interim reporting guidance and improve the form and content of interim financial statements and related disclosures. The update also introduces a disclosure principle requiring entities to disclose events occurring since the end of the most recent annual reporting period that have a material impact on the entity. The amendments are effective for interim reporting periods within annual reporting periods beginning after December 15, 2027, with early adoption permitted. The Company is currently evaluating the impact of adopting this guidance on its condensed consolidated financial statements and related disclosures.

F-14

The Company reviews new accounting standards as issued. Management has not identified any other new standards that it believes will have a significant impact on the Company’s condensed consolidated financial statements.

4. GOODWILL

Acquisition of GW Reader Sdn. Bhd.

On October 17, 2024, Willing Read acquired 100% of the equity interests of GW Reader. The acquisition was accounted for under the acquisition method of accounting in accordance with ASC 805. The purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair values as of the acquisition date. The excess of the consideration transferred over the fair value of the net assets acquired and liabilities assumed was recorded as goodwill.

Goodwill Calculation

Goodwill represents the excess of the purchase consideration transferred over the fair value of the net assets acquired and liabilities assumed. The preliminary allocation of the purchase price is summarized as follows:

Cash and cash equivalents	$6,785
Accounts receivable, net	640
Prepayments	186
Intangible asset, net	2,944
Accrued expenses	(8,301)
Amount due to director	(251,522)
Deferred revenue	(44,230)
Adjustment for foreign exchange fluctuation	(2)
Fair value of GW Reader Sdn. Bhd.	$(293,500)
Fair value of consideration	2
Goodwill	$(293,498)

Acquisition by GW Reader Holding Limited (Common Control Transaction)

On November 27, 2024, GW Reader Holding acquired 100% of the equity interests of Willing Read. As both entities were under the common control, the transaction was accounted for in accordance with ASC 805-50. Accordingly, the assets and liabilities of Willing Read, including the goodwill recognized in connection with the October 17, 2024 acquisition of GW Reader, were recorded by GW Reader Holding at their predecessor carrying amounts. No new goodwill was recognized in connection with this transaction.

F-15

5. ACCOUNTS RECEIVABLE, NET

As of December 31, 2025 and July 31, 2025, the Company accounts receivable, net consist of following

	As of December 31, 2025	As of July 31, 2025
Accounts receivable, net	$40	$-
Total accounts receivable, net	$40	$-

6. PREPAYMENT

As of December 31, 2025 and July 31, 2025, the Company prepayment consist of following:

	As of December 31, 2025	As of July 31, 2025
Company secretarial fee	$155	$-
Other professional fee	7,316	-
Virtual office rental	22	-
Total prepayment	$7,493	$-

7. RELATED PARTY TRANSACTIONS

	As of December 31, 2025	As of July 31, 2025
Due to related parties:
- Related party A	$102,412	$76,389
- Related party B	169,403	-
- Related party C	272,502	-
	$544,317	$76,389

The amounts due to related parties are interest-free, unsecured, and repayable on demand.

Related party A represents Liu Lu, who is the Chief Executive Officer, President, Secretary, Treasurer, and a Director of Keemo Fashion Group Limited.

Related party B represents Huang Jia, who is a director of GW Reader Holding Limited.

Related party C represents Seah Chia Yee, who is a director of GW Reader Sdn. Bhd.

F-16

Acquisition of GW Reader Holding Group

The Company acquired 100% of the equity interests of GW Reader Holding Group from Guang Wen Global Group Limited, the Company’s major shareholder, on May 26, 2025, with completion of the transfer on September 2, 2025. The transfer was executed without consideration. As the transaction involved the Company’s controlling shareholder, it is classified as a related-party transaction under ASC 850, Related Party Disclosures (“ASC 850”).

8. OTHER PAYABLES AND ACCRUED LIABILITIES

As of December 31, 2025 and July 31, 2025, other payables and accrued liabilities consist of following:

	As of December 31, 2025	As of July 31, 2025
Other payables	$3,979	-
Accrued liabilities	1,726	8,765
Total other payables and accrued liabilities	$5,705	$8,765

Other payables and accrued liabilities as of December 31, 2025 and July 31, 2025 consist of accrued audit fee, other professional fees and commission payables.

9. SHAREHOLDERS’ EQUITY

On April 22, 2022, upon the incorporation of the Company, Liu Lu, subscribed to 3,600,000 shares of common stock at par value of $0.001 per share for a total subscription value of $3,600.

On 26 July, 2023, the Company issued 1,900,000 shares of common stock being sold at $0.015 per share for a total of $28,500 through initial public offering.

On July 25, 2024, the Board of Directors approved a ten-for-one (10:1) forward stock split (the “Forward Split”) of the Company’s common stock, par value $0.001 per share. The Company filed a Certificate of Amendment and Restated Certificate of Incorporation (the “Certificate of Amendment”) to effect the forward stock split with the Secretary of State of Nevada on August 2, 2024. The Forward Split became effective on August 8, 2024 and the common stock began trading on a split-adjusted basis on August 9, 2024. Concurrently with the effectiveness of the split, the issued and outstanding shares of common stock increased from 5,500,000 to 55,000,000, which is proportional to the ratio of the split. All share and per share amounts presented herein have been retroactively adjusted to reflect the impact of the Forward Split.

As of December 31, 2025, the Company has 55,000,000 shares of common stock issued and outstanding.

The Company has 75,000,000 shares of commons stock authorized.

F-17

10. ASSETS AND LIABILITIES RECOGNIZED THROUGH COMMON CONTROL

On September 2, 2025, the Company completed the acquisition of GW Reader Holding and its wholly owned subsidiary Willing Read. As the Company and the Seller were under common control prior to the transaction, this acquisition is accounted for as a common-control transaction under ASC 805-50.

GW Reader was not acquired under common control. It was previously acquired by Willing Read on October 17, 2024, in a separate transaction accounted for under the purchase method. Accordingly, the assets and liabilities of GW Reader are not included in the common-control recognition amounts below.

In accordance with ASC 805-50, the Company recognized the assets and liabilities of GW Reader Holding and Willing Read at their carrying amounts in the financial statements of the transferring entity at the date of transfer. No goodwill, gain, or loss was recognized in connection with the common-control transaction. Any difference between the consideration transferred and the carrying amounts of the net assets received or liabilities assumed was recorded within equity.

The following table summarizes the carrying amounts of assets and liabilities recognized through the common-control transfer (excluding GW Reader):

Assets
Investment in subsidiary	$1,285
Cash and cash equivalents	10,154
Other current assets	44,280
Total assets acquired	55,719

Liability
Due to related parties	$(167,408)
Total liability assumed	(167,408)
Net liability recognized	$(111,689)

11. INCOME TAX

The loss from operation before income taxes of the Company for the five months ended December 31, 2025 and 2024 were comprised of the following:

	For the five months ended December 31
	2025	2024
Tax jurisdictions from:
- Local	$(7,924)	$(13,016)
- Foreign, representing:
Cayman Island	(1,769)	-
Hong Kong	(86)	-
Malaysia	(12,762)	-
Loss before income taxes	$(22,541)	$(13,016)

United States of America

The Company is registered in the State of Nevada and is subject to the tax laws of the United States of America. As of December 31, 2025, the operations in the United States of America incurred $7,924 of net operating losses (NOL’s) which can be carried forward to offset future taxable income, at the tax rate of 21%. The NOL carry forwards begin to expire in 2045, if unutilized. The Company has provided for a full valuation allowance of approximately $1,664 against the deferred tax assets on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

Cayman Islands

The Company is incorporated in the Cayman Islands, a jurisdiction that does not impose corporate income taxes, capital gains taxes, or withholding taxes on income derived within or outside of the Cayman Islands. As such, the Company is not subject to income tax in the Cayman Islands.

No provision for income taxes has been made in the accompanying condensed consolidated financial statements, as the Company has no tax obligations in its country of incorporation. Additionally, the Company has not incurred any current or deferred tax liabilities in other jurisdictions as of the reporting date.

Hong Kong

Willing Read Culture Technology Co Limited operating in Hong Kong are subject to the Hong Kong Profits Tax at the statutory income tax rate of 8.25% on assessable profits up to HK$2,000,000; and 16.5% on any part of assessable profits over HK$2,000,000.

Malaysia

GW Reader Sdn Bhd is governed by the income tax laws of Malaysia and the income tax provision in respect of operations in Malaysia is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations and practices in respect thereof. Under the Income Tax Act of Malaysia, enterprises that incorporated in Malaysia are usually subject to a unified 24% enterprise income tax rate while preferential tax rates, tax holidays and even tax exemption may be granted on case-by-case basis. For the five months ended December 31, 2025, the operations in the Malaysia incurred $12,762 of cumulative net operating losses which can be carried forward for a maximum period of ten consecutive years to offset future taxable income.

F-18

The following table sets forth the significant components of the aggregate deferred tax assets of the Company as of December 31, 2025 and July 31, 2025:

	As of	As of
	December 31, 2025	July 31, 2025
Deferred tax assets:

Net operating loss carryforwards
– United States of America	$1,664	$6,955
– Cayman Island	-	-
– Hong Kong	7	-
– Malaysia	3,063	-
Less: valuation allowance	(4,734)	(6,955)
Deferred tax assets	$-	$-

Management believes that it is more likely than not that the deferred tax assets will not be fully realizable in the future. Accordingly, the Company provided for a full valuation allowance against its deferred tax assets of $4,734 as of December 31, 2025.

12. CONCENTRATION OF RISK

Customer Concentration

For the five months ended December 31, 2025, the Company recorded a minimal amount of revenue, which was less than $1. As a result, there was no customer who accounted for more than 10% of the Company’s total revenue. The outstanding accounts receivable as of December 31, 2025 includes balances brought forward from the subsidiary acquired during the period. For the five months ended December 31, 2024, there was one customer who accounted for 100% of the Company’s total revenue and the Company has no accounts receivable from the customer.

The table below sets forth the customers who accounted for more than 10% of the Company’s total revenue.

	For the five months ended December 31
	2025	2024	2025	2024	2025	2024
	Revenue		Percentage of Revenue		Accounts receivable

Customer A	$-	$9,958	-%	100%	$40	$-
Total	$-	$9,958	-%	100%	$40	$-

F-19

Supplier Concentration

For the five months ended December 31, 2025, there was no supplier who accounted for more than 10% of the Company’s cost of revenue. For the five months ended December 31, 2025, the Company has no accounts payable from the supplier.

For the five months ended December 31, 2024, there was one supplier who accounted for 100% of the Company’s cost of revenue. For the five months ended December 31, 2024, the Company has no accounts payable from the supplier.

The table below sets forth the suppliers who accounted for more than 10% of the Company’s total cost of revenue.

	For the five months ended December 31
	2025	2024	2025	2024	2025	2024
	Cost of revenue		Percentage of Cost of revenue		Accounts payable

Vendor A	$-	$4,991	-%	100%	$-	$-
Total	$-	$4,991	-%	100%	$-	$-

13. SEGMENT REPORTING

ASC 280 establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about services categories, business segments and major customers in financial statements. The Company has two reportable segments based on business unit, apparel and garment trading business and digital publishing business and two reportable segments based on country, China and Malaysia.

In accordance with the “Segment Reporting” Topic of the ASC, the Company’s chief operating decision maker has been identified as the Chief Executive Officer and President, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. Existing guidance, which is based on a management approach to segment reporting, establishes requirements to report selected segment information quarterly and to report annually entity-wide disclosures about products and services, major customers, and the countries in which the entity holds material assets and reports revenue. All material operating units qualify for aggregation under “Segment Reporting” due to their similar customer base and similarities in economic characteristics; nature of products and services; and procurement, manufacturing and distribution processes.

	For the Five Months Ended and As of December 31, 2025
By Business Unit	Apparel & Garment Trading Business	Digital Publishing Business	Total
Revenue	$-	$-	$-

Cost of revenue	-	-	-
General and administrative expenses	(7,924)	(14,617)	(22,541)

Loss from operations	(7,924)	(14,617)	(22,541)

Total assets	$12,729	$312,145	$324,874
Capital expenditure	$-	$-	$-

F-20

	For the Five Months Ended and As of December 31, 2024
By Business Unit	Apparel & Garment Trading Business	Total
Revenue	$9,958	$9,958

Cost of revenue	(4,991)	(4,991)
General and administrative expenses	(17,983)	(17,983)

Loss from operations	(13,016)	(13,016)

Total assets	$28,190	$28,190
Capital expenditure	$-	$-

	For the Five Months Ended and As of December 31, 2025
By Country	China	Non-China	Total
Revenue	$-	$-	$-

Cost of revenue	-	-	-
General and administrative expenses	(7,924)	(14,617)	(22,541)

Loss from operations	(7,924)	(14,617)	(22,541)

Total assets	$12,729	$312,145	$324,874
Capital expenditure	$-	$-	$-

	For the Five Months Ended and As of December 31, 2024
By Country	China	Non-China	Total
Revenue	$9,958	$-	$9,958

Cost of revenue	(4,991)	-	(4,991)
General and administrative expenses	(17,983)	-	(17,983)

Loss from operations	(13,016)	-	(13,016)

Total assets	$28,190	$-	$28,190
Capital expenditure	$-	$-	$-

14. SUBSEQUENT EVENTS

The Company evaluated subsequent events in accordance with ASC 855 through the date the financial statements were issued.

On February 17, 2026, a Stock Purchase Agreement was entered into between Guang Wen Global Group Limited (the “Seller”) and Addentax Group Corp. (the “Purchaser”), pursuant to which the Purchaser agreed to purchase 34,200,000 common shares, par value $0.001 per share (the “Shares”) of the Company.

The transaction will close by May 1, 2026. Upon closing of the transaction, the Purchaser will acquire approximately 62.18% of the voting rights of the Company’s issued and outstanding shares on a fully diluted basis, resulting in a change in control of the Company.

The aggregate purchase price for the acquisition was approximately $5.5 million, which will be satisfied through the transfer of a portion of an existing bond held by the Purchaser pursuant to a bond transfer agreement entered into between the Purchaser and the Seller.

Management determined that this transaction represents a non-recognized subsequent event, as the transaction occurred after the balance sheet date. Accordingly, the event has been disclosed but not recognized in the accompanying condensed consolidated financial statements.

Item 2: Pro Forma Financial Information

The following unaudited pro forma condensed combined financial information giving effect to the acquisition of Keemo Fashion Group Limited is filed herewith as Exhibit 99.3 and incorporated by reference:

F-21